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                                  EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 11, 1998, except as for Note 6, as to which the date is February 20,1998, which is included and incorporated by reference in Atlantis Plastics, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999.

PRICEWATERHOUSECOOPERS LLP

Atlanta, Georgia
March 31, 2000